UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2007

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

          On June 15, 2007, Spartan Stores, Inc. (the "Company"), through certain of its wholly-owned subsidiaries (the "Spartan Subsidiaries") entered into an amendment to the previously disclosed Asset Purchase Agreement dated March 19, 2007 (the "Purchase Agreement") by and among the Spartan Subsidiaries as purchasers and G&R Felpausch Company and certain of its affiliates ("Felpausch") as seller. The amendment to the Purchase Agreement adjusted the price for the purchased assets from $38,500,000 to $38,049,100, plus the value of acquired inventory. In consideration for the price reduction, the Spartan Subsidiaries waived certain possible claims and closing conditions under the Purchase Agreement. In addition, the amendment made certain other changes to the Purchase Agreement in anticipation of the closing of the transaction.

          The foregoing description of the amendment to the Purchase Agreement does not purport to be complete and is qualified in its entirety by the amendment itself, which is incorporated here by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

          The information set forth under Item 1.01 of this Current Report is incorporated into this Item 2.01 by reference.

          As previously announced, on June 15, 2007, the Company, through the Spartan Subsidiaries, completed the previously disclosed acquisition of certain operating assets of Felpausch. The closing was effected pursuant to the terms of the Purchase Agreement, as amended.

          The Company acquired the operating assets associated with 20 retail grocery stores, two fuel centers, and three convenience stores. The purchased assets included leasehold improvements, fixtures, tangible personal property, equipment, trademarks, intangible property, and a limited amount of inventory. The Company paid a total purchase price of $38,049,100 for the purchased assets, plus $12,819,148 for the acquired inventory, in cash. The Company assumed Felpausch's obligations under certain leases and specified contracts. The Company used its existing credit facilities, including proceeds from its recent sale of unsecured senior convertible notes, to fund the transaction.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

10.1

Third Amendment to the Asset Purchase Agreement, dated June 15, 2007, by and among G&R Felpausch Company, Felpausch Food Centers, LLC, Hastings Catalog Sales, Inc., Felpausch Kalamazoo, LLC, and Felpausch-Kelly, L.L.C. as Seller, and Family Fare, LLC, Prevo's Family Markets, Inc., MSFC, LLC, and Spartan Stores Fuel, LLC as Purchaser.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2007	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1

Third Amendment to the Asset Purchase Agreement, dated June 15, 2007, by and among G&R Felpausch Company, Felpausch Food Centers, LLC, Hastings Catalog Sales, Inc., Felpausch Kalamazoo, LLC, and Felpausch-Kelly, L.L.C. as Seller, and Family Fare, LLC, Prevo's Family Markets, Inc., MSFC, LLC, and Spartan Stores Fuel, LLC as Purchaser.